EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
--------------------------------------
Leeds Federal Bankshares, Inc.




Subsidiary                       Percentage Owned       State of Incorporation
----------                       ----------------       ----------------------
Leeds Federal Savings Bank       100%                   Federal